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                                                                     EXHIBIT 5.1

                          [JENNER & BLOCK LETTERHEAD]




MARYANN A. WARYJAS



                                December 3, 1996


Brantley Capital Corporation
20600 Chagrin Boulevard
Suite 1150
Cleveland, Ohio  44122

      Re:  Brantley Capital Corporation (the "Company")
           Registration Statement on Form S-8
           1,175,000 Shares of Common Stock

Gentlemen/Ladies:

     We have served as your special securities counsel in connection with the registration pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the sale of up to 1,175,000 shares of the Company's Common Stock, $.01 par value ("Common Stock"), pursuant to The Brantley Capital Corporation 1996 Stock Option Plan for Officers and Employees (the "Plan").

     We have examined originals (or copies certified or otherwise identified to our satisfaction) of such instruments, certificates and documents and have reviewed such questions of law as we have deemed necessary or appropriate for the purpose of the opinions rendered below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies. As to any facts material to our opinion we have, when relevant facts were not independently established, relied upon the aforesaid certificates.

     Based upon the foregoing, it is our opinion that:

     1. The Company is a legally organized and validly existing corporation in good standing under the laws of the State of Maryland.

     2. The 1,175,000 shares of Common Stock covered by the Registration Statement when issued and delivered by the Company in accordance with the Plan will be validly issued, fully paid and non-assessable.

     This opinion is limited in all respects to the General Corporation Law of the State of Maryland and the federal laws of the United States of America, and we express no opinion as to the law of any other jurisdiction or the effect thereof. Our opinions expressed herein are limited to the specific issues addressed and are limited in all respects to laws and facts existing on the date hereof. By rendering this opinion, we do not undertake to advise you of any changes in such laws or facts which occur after the date hereof.

     We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to any and all references to our firm in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                 Very truly yours,


                                /s/ MARYANN A. WARYJAS
                                ----------------------
                                JENNER & BLOCK
                                By: Maryann A. Waryjas